SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2008

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 N. Sam Houston Parkway East
Suite 175
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 741-0610
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective December 29, 2008, Akin, Doherty, Klein & Feuge, P.C. (“Akin”) resigned as the independent registered public accounting firm of Sonterra Resources, Inc. (the “Company”).

Akin’s report on the Company’s financial statements for the period of the Company’s inception, April 17, 2007 to December 31, 2007, as well as the subsequent interim period through December 29, 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.

The resignation of the independent registered public accountants was approved by the Company’s Board of Directors on December 30, 2008.

During the Company’s inception, April 17, 2007 through December 31, 2007, as well as the subsequent interim period through December 29, 2008, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the Company’s inception, April 17, 2007 through December 31, 2007, as well as the subsequent interim period through December 29, 2008, Akin did not advise the Company of any of the matters identified in Item 304(a)(1)(v) of Regulation SK.

The Company has requested Akin to furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree, and Akin furnished such letter to the SEC on December 30, 2008.  A copy of the letter is attached hereto as Exhibit 16.1.

Item 8.01. Other Events.

On December 31, 2008, the Company issued a press release announcing that it had completed well log analysis on the State Tract 127-1 Unit Well and Matagorda Bay State Tract 150-1 ST #1 Well.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

16.1	Letter dated December 30, 2008, from Akin Doherty Klein & Feuge P.C. to the United States Securities and Exchange Commission.
99.1	Press Release dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sonterra Resources, Inc.

Dated: December 31, 2008	By:	/s/ Donald E. Vandenberg
Donald E. Vandenberg, CEO